Exhibit 10.1

AMENDMENT NUMBER EIGHT TO THE
LOWE’S 401(k) PLAN

This Amendment Number Eight to the Lowe’s 401(k) Plan, as amended and restated effective February 3, 2007 (the “Plan”), is adopted by Lowe’s Companies, Inc. (the “Company”).

W I T N E S S E T H:

WHEREAS, the Company currently maintains the Plan; and

WHEREAS, the Company desires to amend the Plan to (1) permit salary deferrals from trailing pay paid after a participant’s separation from service and (2) clarify specific Plan administrative procedures; and

WHEREAS, under Section 15 of the Plan, the Company may amend the Plan in whole or in part at any time;

NOW, THEREFORE, the Company hereby amends the Plan effective as of January 1, 2011, as follows:

1.     The following shall be added to the end of the definition of “Deferral Compensation” in Section 2, effective as of January 1, 2012:

Deferral Compensation shall include compensation paid after a Participant separates from service but only to the extent such compensation would have been Deferral Compensation if paid prior to such separation from service and only if paid prior to the first pay period that begins 30 days after such separation from service.

2.            The last sentence of Section 3(b)(2) shall be amended to read as follows:

Each Employee who commences Service after February 3, 2007 shall be eligible to receive Company Match Contributions with respect to Salary Deferral Contributions made for each payroll period that begins on or after the date which is six months after such Employee’s initial date of Service.

3.            The last paragraph of Section 4(c) which begins “Notwithstanding the foregoing…” shall be deleted in its entirety.

4.            Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS HEREOF, the Company has adopted this Amendment Number Eight to the Plan effective as of the effective date set forth above.

LOWE’S COMPANIES, INC.

By:
Marshall A. Croom, Senior Vice President & Chief Risk Officer
Chairman, Administrative Committee of Lowe’s Companies, Inc.

Date